UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
October 17, 2005
Post Properties, Inc.
Post Apartment Homes, L.P.
(Exact name of registrant as specified in its charter)

Georgia Georgia	1-12080 0-28226	58-1550675 58-2053632

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4401 Northside Parkway, Suite 800, Atlanta, Georgia	30327

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (404) 846-5000
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
    ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
    ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On October 17, 2005, Post Properties, Inc., Post Apartment Homes, L.P., and Post Services, Inc., entered into employment agreements with Thomas L. Wilkes, our Executive Vice President and President of Post Apartment Management, and Sherry W. Cohen, our Executive Vice President and Corporate Secretary, and an amended and restated agreement with Christopher J. Papa, our Executive Vice President and Chief Financial Officer.
     Under the new employment agreements, Mr. Wilkes and Ms. Cohen will each receive a minimum base salary of $320,000 and $255,000, respectively, and will also be eligible to receive an annual bonus, stock options, restricted stock and a target bonus under our shareholder value plan. The agreements each have a one year term that extends automatically unless terminated by either the executive or the board of directors pursuant to the agreements’ notice and termination provisions. The agreements also provide for participation in our employee benefit plans as well as various executive perquisites. If an agreement is terminated by us without cause or by the executive in certain circumstances:
•	we will continue to pay the executive pursuant to our standard payroll practices his or her base salary as if he or she were still employed for a period of 18 months;

•	we will pay the executive the earned but unpaid bonus which the executive would be eligible to receive for the days worked during the year of termination and 1.5 times the executive’s average annual bonus for the last three years;

•	the executive will continue to receive other benefits under our benefit plans and any perquisites owed to the executive for the remaining term of the agreement as if the executive continued to be employed for a period of 18 months from the date of his or her termination; and

•	any of the executive’s unvested stock options, restricted stock and any bonus that he or she is entitled to under our shareholder value plan shall vest on the date of termination to the extent that any such option, share of restricted stock, or bonus would have vested if he or she had remained employed by us for a period of 18 months from the date of his or her termination.
In the event of termination by us for cause, the executive shall forfeit all compensation, perquisites and benefits provided in the agreement, including any forfeitable restricted stock or unvested stock options. The agreements incorporate and replace the executives’ existing change of control agreements, which were described in our proxy statement for the 2005 annual shareholder’s meeting. Under the agreements, the executives agree to protect our trade secrets for so long as such information remains a trade secret, to not compete with us during the six-month period following termination of employment, to protect any confidential or proprietary information for the one-year period following termination of employment and to refrain from soliciting our customers and our employees for the two-year period following termination of employment. Mr. Wilkes’s and Ms. Cohen’s employment agreements are attached hereto as Exhibits 10.1 and 10.2, respectively.

     Mr. Papa’s original employment agreement was described in our proxy statement for the 2005 annual meeting of shareholders. The amended and restated agreement amends Mr. Papa’s original agreement to, among other things:
•	increase his minimum base salary to $300,000, equal to his current base salary for 2005; and

•	provide that upon termination by us without cause or by Mr. Papa in certain circumstances:
—	we will continue to pay him pursuant to our standard payroll practices his base salary as if he were still employed for a period of 18 months;

—	we will pay him the earned but unpaid bonus which he would be eligible to receive for the days worked during the year of termination and 1.5 times his average annual bonus for the last three years;

—	he will continue to receive other benefits under our benefit plans and any perquisites owed to him for the remaining term of the agreement as if he continued to be employed for a period of 18 months from the date of his termination; and

—	any of his unvested stock options, restricted stock and any bonus that he is entitled to under our shareholder value plan shall vest on the date of termination to the extent that any such option, share of restricted stock, or bonus would have vested if he had remained employed by us for a period of 18 months from the date of his termination.
Mr. Papa’s amended and restated employment agreement is attached hereto as Exhibit 10.3.
Item 9.01. Financial Statements and Exhibits.

Item 10.1	Employment and Change in Control Agreement with Thomas L. Wilkes, dated October 17, 2005.
Item 10.2	Employment and Change in Control Agreement with Sherry W. Cohen, dated October 17, 2005.
Item 10.3	Amended and Restated Employment and Change in Control Agreement with Christoper J. Papa, dated October 17, 2005.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POST PROPERTIES, INC.
Date: October 17, 2005	By:	/s/ David. P. Stockert
David P. Stockert
President and Chief Executive Officer

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POST APARTMENT HOMES, L.P.
Date: October 17, 2005	By:	POST GP HOLDINGS, INC., as General Partner

	By:	/s/ David P. Stockert
David P. Stockert
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Employment and Change in Control Agreement with Thomas L. Wilkes, dated October 17, 2005.
10.2	Employment and Change in Control Agreement with Sherry W. Cohen, dated October 17, 2005.
10.3	Amended and Restated Employment and Change in Control Agreement with Christoper J. Papa, dated October 17, 2005.